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                                                                    EXHIBIT 99.1


                              [INFOUSA LETTERHEAD]


                         INFOUSA ACQUIRES YESMAIL, INC.


(Omaha, Neb.) March 3. 2003 --infoUSA Inc. (Nasdaq: IUSA) a leading provider of proprietary business and consumer databases and sales and marketing solutions, and Yesmail, Inc., a leading provider of email acquisition and retention services and a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), today announced that infoUSA acquired Yesmail for cash pursuant to the terms of a definitive merger agreement on February 28, 2003.

The Yesmail business is comprised of two parts; an email deployment and automation technology business, located in San Francisco, and an email brokerage and management business, based in Chicago. Ed Henrich, who has been a senior executive with Yesmail), will serve as President of the San Francisco operations. Ed Mallin, President of Walter Karl, infoUSA's List Management and Brokerage Division, will run the Chicago division of Yesmail.

Vin Gupta, Chairman and CEO of infoUSA, stated, "We are excited about acquiring Yesmail's automation technology, email brokerage service business and blue chip client base, all of which perfectly complement and broaden our existing email management and automation solutions. We intend to quickly integrate Yesmail with our growing email marketing operations."

George A . McMillan, president and chief executive officer, CMGI, Inc., said, " CMGI is focusing on fewer businesses where it can sustain market leadership. It became apparent that Yesmail, as our sole business in email brokerage and management, would benefit from an alliance with a larger direct marketing company."

As a result of this transaction, the financial results of Yesmail, including its net revenues, pro forma operating losses, and cash and cash equivalents balances, will no longer be included in CMGI's consolidated financial statements.



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About infoUSA

infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own a proprietary database of 250 million consumers and 14 million businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites, including Yahoo! (Nasdaq: YHOO) and America Online (NYSE: AOL). Nearly 4 million customers use infoUSA's products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and can be contacted at (402) 593-4500.

infoUSA Safe Harbor Statement: Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company's business and financial results is included in the companies' filings with the Securities and Exchange Commission.


About CMGI

CMGI, Inc. (Nasdaq: CMGI) provides technology and e-commerce solutions that help businesses market, sell and distribute their products and services. CMGI offers targeted solutions including industry-leading global supply chain management; web-based distribution and fulfillment; and enterprise-oriented professional services. CMGI's corporate headquarters are located at 100 Brickstone Square, Andover, Mass. 01810. For additional information, see www.cmgi.com.

CMGI and Yesmail Safe Harbor Statement: This release contains forward-looking statements which address a variety of subjects including, for example, the expected effects of the sale of Yesmail on CMGI's financial condition and results of operations and the expected benefits and results of CMGI's continuing restructuring efforts. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI's success, including its ability to decrease its cash burn rate, improve its cash position, grow its businesses and revenues and reach profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of CMGI's and its operating companies' products and services; CMGI may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; and increased competition and technological changes in the markets in which CMGI competes. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMGI's filings with the Securities and Exchange Commission, including CMGI's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.